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                                                                 EX-99.(D)(2)(F)

                         AMENDMENT AGREEMENT AMENDING:
          INVESTMENT MANAGEMENT AGREEMENT (THE "MANAGEMENT AGREEMENT")
             DATED MARCH 20, 1998, AS AMENDED AS OF JANUARY 1, 1999,
    BETWEEN WM TRUST II (THE "TRUST") AND WM ADVISORS, INC. ("WM ADVISORS"),
                                       AND
        INVESTMENT SUB-ADVISORY AGREEMENT (THE "SUB-ADVISORY AGREEMENT") DATED AS OF JUNE 23, 1999, BETWEEN WM ADVISORS AND CAPITAL GUARDIAN TRUST
                                    COMPANY
                                ("SUB-ADVISER").


        In light of the arrangements evidenced by the Management Agreement and the Sub-Advisory Agreement, and without in any manner implying that the Sub-Adviser is a party to the Management Agreement, the parties to this Amendment Agreement hereby agree as follows with respect to the International Growth Fund series of the Trust (the "Fund"):

1.  THE MANAGEMENT AGREEMENT IS HEREBY AMENDED TO PROVIDE THAT:


(a) The Trust, on behalf of the Fund, shall pay to WM Advisors a monthly fee equal to the excess, if any, of (i) the fee set forth in Section 5 of the Management Agreement (the "Management Fee") over (ii) the fee set forth in Section 2(a) of this Amendment Agreement.


(b) WM Advisors shall not be entitled to any fees under the Management Agreement other than the fees set forth in Section 1(a) of this Amendment Agreement.


(c) The Trust acknowledges and agrees that, for so long as Sub-Adviser meets the standard of care set forth in the Sub-Advisory Agreement, WM Advisors shall have no obligation to (i) furnish a continuous investment program for the Fund, (ii) determine from time to time what securities will be purchased, retained or sold by the Fund, and what portion of the Fund's assets will be held as cash, or (iii) place orders for the purchase and sale of portfolio securities for the Fund with brokers or dealers selected by WM Advisors.


(d) Notwithstanding this Amendment Agreement, WM Advisors remains authorized to determine what securities or other property shall be purchased or sold by or for the Fund.


(e) In exchange for the fee set forth in Section 1(a) of this Amendment Agreement, and in recognition of its obligation to select and monitor the Sub-Adviser, and not for the services provided by the Sub-Adviser pursuant to the Sub-Advisory Agreement, WM Advisors shall indemnify and hold the Trust harmless from



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        and against any and all claims, costs, expenses (including attorneys'
        fees), losses damages, charges, payments and liabilities of any sort or kind which may be asserted against the Trust or for which the Trust may be held liable arising out of or attributable to any actual or alleged failure of Sub-Adviser to meet the standard of care set forth in the Sub-Advisory Agreement.


2.  THE SUB-ADVISORY AGREEMENT IS HEREBY AMENDED TO PROVIDE THAT:


(a) The Trust, on behalf of the Fund, shall pay directly to Sub-Adviser a monthly fee equal to the fee set forth in Section 6 of the Sub-Advisory Agreement.


(b) Sub-Adviser shall not be entitled to any fees under the Sub-Advisory Agreement other than the fee set forth in Section 2(a) of this Agreement with respect to any period during which this Amendment Agreement is in effect.


3. THIS AMENDMENT AGREEMENT SHALL BECOME EFFECTIVE AS OF JANUARY 1, 2000, SHALL CONTINUE SO LONG AS THE MANAGEMENT AGREEMENT AND THE SUB-ADVISORY AGREEMENT REMAIN IN EFFECT, AND SHALL TERMINATE AUTOMATICALLY UPON ANY TERMINATION OF THE MANAGEMENT AGREEMENT OR SUB-ADVISORY AGREEMENT.


4. EACH OF THE TRUST AND WM ADVISORS REPRESENTS AND WARRANTS THAT (i) THIS AMENDMENT AGREEMENT HAS BEEN AUTHORIZED BY THE BOARD OF TRUSTEES OF THE TRUST, (ii) THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION, IN A CONVERSATION BETWEEN JANA CAYNE OF THE OFFICE OF CHIEF COUNSEL OF THE DIVISION OF INVESTMENT MANAGEMENT OF THE STAFF AND BRIAN MCCABE OF ROPES & GRAY, COUNSEL TO THE FUND, ON AUGUST 15, 2000, HAS TAKEN THE POSITION THAT THE IMPLEMENTATION OF THIS AMENDMENT AGREEMENT WITHOUT ITS APPROVAL BY SHAREHOLDERS OF THE FUND FALLS WITHIN THE SCOPE OF PREVIOUSLY ISSUED NO-ACTION LETTERS, AND DOES NOT PRESENT SUFFICIENTLY NOVEL ISSUES TO WARRANT THE ISSUANCE OF A NEW NO-ACTION LETTER, AND (iii) ON THE BASIS OF DISCUSSIONS WITH COUNSEL TO THE FUND AND, IN PARTICULAR, THE CONVERSATION REFERENCED IN (ii) ABOVE, IT DOES NOT BELIEVE THAT IMPLEMENTATION OF THIS AMENDMENT AGREEMENT WITHOUT ITS APPROVAL BY SHAREHOLDERS OF THE FUND WOULD VIOLATE THE INVESTMENT COMPANY ACT OF 1940.


5. A COPY OF THE MASTER TRUST AGREEMENT OF WM TRUST II IS ON FILE WITH THE SECRETARY OF STATE OF THE COMMONWEALTH OF MASSACHUSETTS, AND NOTICE IS HEREBY GIVEN THAT THIS AMENDMENT AGREEMENT IS EXECUTED BY AN OFFICER OF WM TRUST II ON BEHALF OF THE TRUSTEES OF WM TRUST II, AS TRUSTEES AND NOT INDIVIDUALLY, ON FURTHER BEHALF OF THE INTERNATIONAL GROWTH FUND SERIES, AND THAT THE OBLIGATIONS OF WM TRUST II UNDER THIS AMENDMENT AGREEMENT SHALL BE BINDING ONLY UPON THE ASSETS AND PROPERTIES OF THE INTERNATIONAL GROWTH FUND AND SHALL NOT BE BINDING UPON THE



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    ASSETS AND PROPERTY OF ANY OTHER SERIES OF WM TRUST II OR UPON ANY OF THE
    TRUSTEES, OFFICERS, EMPLOYEES, AGENTS OR SHAREHOLDERS OF WM TRUST II OR ANY OF ITS SERIES INDIVIDUALLY.




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6.  EXCEPT AS OTHERWISE AMENDED BY THIS AMENDMENT AGREEMENT, THE PROVISIONS OF
    THE MANAGEMENT AGREEMENT AND THE SUB-ADVISORY AGREEMENT ARE RATIFIED AND CONFIRMED BY THE PARTIES TO EACH SUCH CONTRACT.


WM Trust II,
on behalf of its International Growth Fund series


        /s/ WILLIAM PAPESH
        --------------------------------
        By: William Papesh

        Title: President




 WM Advisors, Inc.


/s/ WILLIAM PAPESH
 --------------------------------
 By: William Papesh
 Title: President


Capital Guardian Trust Company


/s/ KEVIN A. DICKSON
--------------------------------
        By: Kevin A. Dickson

        Title: Vice President



DATED: AS OF JANUARY 1,  2000